UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials

Professional Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1.	On April 17, 2020, Professional Holding Corp. (the “Company”) issued the following press release:

Professional Holding Corp. [NASDAQ: PFHD], the parent company of Professional Bank, today announced that it will host its 2020 Annual Meeting of Shareholders virtually due to the COVID-19 pandemic and to prioritize the health and well-being of participants.

The Annual Meeting will be held in a virtual-only format at 10 a.m. Eastern time on April 28, 2020. Shareholders will not be able to join the 2020 Annual Meeting in person.

As previously reported, shareholders at the close of business on the record date, March 16, 2020, are entitled to attend the Annual Meeting. To be admitted to the Annual Meeting and view the proxy materials for the Meeting, shareholders should visit https://myprobank.com/ir/.

Proxy cards and voting instruction forms for the Annual Meeting will not be updated to reflect the change from an in-person meeting to a virtual-only meeting but should be used to vote shares at the Meeting.

Whether or not shareholders plan to join the virtual-only Annual Meeting, shareholders are urged to vote and submit their proxies in advance of the Meeting by one of the methods described in the proxy materials.

2.	Also, on April 17, 2020, the Company posted the following information on its website https://myprobank.com/ir/:

Professional Holding Corp. (the “Company”)

Virtual 2020 Annual Meeting Questions and Answers

Why have you changed the format of the 2020 Annual Meeting?

Professional Holding Corp., the parent company of Professional Bank, will host its 2020 Annual Meeting of Shareholders in a virtual meeting format only due to the public health impact of the COVID-19 pandemic and to prioritize the health and well-being of participants.  The Company’s deepest sympathies go out to those who have been impacted by the pandemic. We are carefully following government guidelines and taking precautionary steps to do what we can to prevent the further spread of the virus.

While we recognize that those who were planning to attend in person may be disappointed about the change in meeting format, we will always put the health, safety and security of our shareholders, employees, customers and communities first.

How can I attend and vote at the 2020 Annual Meeting?

The 2020 Annual Meeting will be a completely virtual meeting, which will be conducted exclusively by webcast at https://myprobank.com/ir/ on April 28, 2020 at 10:00 a.m. Eastern Time. We encourage you to access the 2020 Annual Meeting prior to the start time. Online access will begin at 10:00 a.m. Eastern Time.

We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting as they would at an in-person meeting. You are entitled to participate, vote and submit questions at the 2020 Annual Meeting if you were a shareholder of record as of the close of business on March 16, 2020, the record date for the Meeting, or hold a legal proxy for the Meeting provided by your bank, broker or nominee. No physical meeting will be held.

Shareholders of Record

Shareholders of record will be able to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the Meeting, without advance registration. The two items of information needed to access the live webcast of the Meeting are the following:

Computershare Control Number: the control number on the proxy card you previously received.

Your Name: as it appears on the proxy card.

Beneficial Owners

If you are a beneficial owner and hold your shares through an intermediary, such as a bank, broker or nominee, you must register in advance to participate in the 2020 Annual Meeting, vote electronically and submit questions during the live webcast of the Meeting. To register in advance you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to ir@probankfl.com.

Requests for registration should be directed to ir@probankfl.com no later than 5:00 p.m. Eastern Time, on April 23, 2020. You will receive a confirmation of your registration, including your Name and Control Number by email no less than 24 hours before the Meeting.

Beneficial owners that are unable to register in advance may still attend the 2020 Annual Meeting by visiting https://myprobank.com/ir/ as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the Meeting.

I am a beneficial owner. Why do I need to request a legal proxy to be able to vote at the virtual meeting?

If your shares are held in an account at a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and our proxy materials were sent to you by your nominee. The bank, broker or other nominee holding your account is the shareholder of record for purposes of voting at the 2020 Annual Meeting. As a beneficial owner, you have the right to direct your broker, broker or nominee regarding how to vote the shares in your account. You are also invited to attend the 2020 Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares or submit questions during the Meeting unless you request and obtain a “legal proxy” from your bank, broker or other nominee.

This process is no different than if you chose to vote your shares at an in-person meeting. See “How can I attend and vote at the 2020 Annual Meeting?” above for more information.

How can I submit a question?

During the 2020 Annual Meeting

You may submit questions during the live webcast of the Meeting by visiting the meeting website at https://myprobank.com/ir/, entering your name and control number. Once logged in, click on the messages icon at the top of the screen to type in your question, then click the arrow icon on the right to submit. Those who attend the 2020 Annual Meeting as a “guest,” as described above, will not have the option to submit questions during the live webcast of the Meeting. However, in order to afford all shareholders the opportunity to submit questions, shareholders may also email their questions, along with proof of ownership, during the live meeting to ir@probankfl.com.

Questions pertinent to meeting matters will be answered during the Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.

I am a beneficial owner and registered to attend the in-person meeting. Am I automatically registered to attend the virtual meeting?

If you are a beneficial owner and have previously registered to attend the in-person meeting, you will still need to register in advance for the virtual meeting if you wish to vote your shares electronically or submit a question during the live webcast of the meeting. See “How can I attend and vote at the 2020 Annual Meeting?” above for details on how to register in advance.

Beneficial owners that are unable to register in advance may still attend the 2020 Annual Meeting by visiting https://myprobank.com/ir/ as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the Meeting. However, we have provided additional methods to afford all shareholders the opportunity to submit questions. See “How can I submit a question?” above for more information.

What documentation can I provide as proof of my ownership?

You need to provide documentation showing that you owned Common Stock on the record date of March 16, 2020. Documentation includes a copy of one of the following: (i) your proxy card or voting instruction form or (ii) an account statement or a brokerage statement reflecting your ownership of Common Stock as of March 16, 2020.

Will you make a list of shareholders entitled to vote at the 2020 Annual Meeting available through electronic means?

We will make available an electronic list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the Meeting from April 16 through April 27, 2020. To access the electronic list during this time, please send your request, along with proof of ownership, by email to ir@probankfl.com.  The list will also be available to shareholders at https://myprobank.com/ir/ during the live webcast of the 2020 Annual Meeting.